Exhibit 5, 23.5





(513) 977-8315
Charles F. Hertlein, Jr.


                              May 10, 1996


Structural Dynamics Research Corporation
2000 Eastman Drive
Milford, Ohio 45150

Ladies and Gentlemen:

This opinion is rendered for use in connection with the Registration Statement on Form S-4, Securities and Exchange Commission File No. 333-907, pursuant to the Securities Act of 1933, filed by Structural Dynamics Research Corporation (the "Company") with the Securities and Exchange Commission, under which up to 2,000,000 shares of the Company's Common Stock without par value ("Common Stock") are to be registered in connection with the proposed merger of CAMAX Technologies, Inc. ("CAMAX") with and into a wholly-owned subsidiary of the Company (the "Merger").

We hereby consent to the filing of this opinion as Exhibit 5 and
23.5 to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Amended Articles of Incorporated and Amended Code of Regulations and the record of proceedings of the shareholders and directors of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing as the corporation under the laws of the State of Ohio.

2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and up to 2,000,000 shares of Common Stock to be issued to the shareholders of CAMAX pursuant to the Merger shall have been so issued upon the terms set forth in the Registration Statement, such shares will be legally and validly issued and outstanding, fully-paid and nonassessable.

Very truly yours,

DINSMORE & SHOHL


/s/ Charles F. Hertlein, Jr.
Charles F. Hertlein, Jr.